Chartered Accountants Business Advisers and Consultants

JBE/ALLOYSTE

29 January 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549
UNITED STATES OF AMERICA

Dear Sirs

Re: Alloy Steel International, Inc.
(Commission File No. 000-32875)

We have read the statements that we understand Alloy Steel International, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Very Truly Yours

/s/ Grant Thornton (WA) Partnership
GRANT THORNTON (WA) PARTNERSHIP

L1, 10 Kings Park Road
West Perth WA 6005
PO Box 570
West Perth WA 6872

T +61 8 9480 200
F +61 8 9322 7787
E admin@gtwa.com
W www.grantthornton.com

Grant Thornton (WA) Partnership
ABN 17 735 344 518
Liability limited by a scheme approved under Professional Standards Legislation..

Grant Thornton (WA) Partnership is an independent entitled to trade under the international name Grant Thornton.
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